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                                 FOOD EXTRUSION, INC.

                                1997 STOCK OPTION PLAN

          1.   PURPOSES OF THE PLAN.    The purposes of this Stock Option Plan
are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee.

          2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions shall apply:

               (a)  "BOARD" shall mean the Board of Directors of the Company.

               (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

               (d) "COMPANY" shall mean Food Extrusion, Inc., a Nevada corporation.

               (e) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

               (f) "CONSULTANT" shall mean any independent contractor retained to perform services for the Company or any Subsidiary.

               (g) "CONTINUOUS EMPLOYMENT" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.

               (h) "COVERED EMPLOYEE" shall mean any individual whose compensation is subject to the limitations on tax deductibility provided by
Section 162(m) of the Code and any Treasury Regulations promulgated thereunder in effect at the close of the taxable year of the Company in which an Option has been granted to such individual.


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               (i)  "EMPLOYEE" shall mean any person, including officers
(whether or not they are directors), employed by the Company or any Subsidiary.

               (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               (k) "INCENTIVE STOCK OPTION" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.

               (l) "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company or any Subsidiary who (i) is not employed by the Company or such Subsidiary; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or Subsidiary for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404 (b) of Regulation S-K.

               (m) "NONSTATUTORY STOCK OPTION" shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

               (n) "OPTION" shall mean a stock option granted pursuant to the Plan.

               (o) "OPTION AGREEMENT" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

               (p) "OPTIONED SHARES" shall mean the Common Stock subject to an Option.

               (q) "OPTIONEE" shall mean an Employee, Non-Employee Director or Consultant who receives an Option.

               (r) "OUTSIDE DIRECTOR" shall mean a director of the Company who qualifies as an outside director as such term is used in Section 162(m) of the Code and defined in any applicable Treasury Regulations promulgated thereunder.

               (s)  "PARENT" shall mean a "parent corporation,"


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whether now or hereafter existing, as defined by Section 424(e) of the Code.

               (t)  "PLAN" shall mean this 1997 Stock Option Plan.

               (u) "REGISTRATION DATE" shall mean the effective date of the first registration statement filed by the Company pursuant to Section 12 of the Exchange Act with respect to any class of the Company's equity securities.

               (v) "SECTION 162(m) EFFECTIVE DATE" shall mean the first date as of which the limitations on the tax deductibility of certain compensation provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder are applicable to Options granted under the Plan.

               (w) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               (x) "SHARE" shall mean a share of Common Stock of the Company subject to an Option, as adjusted in accordance with Section 11 of the Plan.

               (y) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 5,000,000 Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall become available for other Option grants under the Plan unless the Plan shall have been terminated.

               The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of
Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR Section 230.701 promulgated by the Securities and Exchange Commission pursuant to such Act or any successor rule. Unless otherwise specified, Options granted under the Plan


                                         -3-
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are intended to be granted in reliance on Rule 701 whenever applicable.

          4.   ADMINISTRATION OF THE PLAN.

               (a)  PROCEDURE.  The Plan shall be administered by the Board.
The Board may appoint a Committee consisting of not less than two (2) Non-Employee Directors to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

               Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

               The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

               (b) PROCEDURE AFTER SECTION 162(m) EFFECTIVE DATE. Notwithstanding subsection (a) above, after the Section 162(m) Effective Date the Plan and all Option grants shall be administered and approved by a Committee comprised solely of two or more Outside Directors.

               (c) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Non-Employee Directors or Consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

               (e) ACCELERATION OF VESTING. In addition to its other powers, the Board (or the Committee), in its discretion, has the right to accelerate unvested options in connection with (i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity; (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company; or (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation. In the case of such accelerated vesting, the Company shall give written notice to the holder of any option that such option may be exercised even though the option or portion thereof would not otherwise have been exercisable had the foregoing event not occurred. In such event, the Company shall permit the holder of any option to exercise during the time period specified in the Company's notice, which period shall not be less than ten days following the date of notice. Upon consummation of a tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said option which shall not have been so exercised shall terminate unless the agreement governing the transaction shall provide otherwise.

               (f) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.


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

          5.   ELIGIBILITY.

               (a) PERSONS ELIGIBLE FOR OPTIONS. Options under the Plan may be granted only to Employees, Non-Employee Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date). As of the Section 162(m) Effective Date, Options under the Plan shall be granted to Covered Employees upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) and any Treasury Regulations promulgated thereunder.

               (b) NO RIGHT TO CONTINUING EMPLOYMENT. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

          6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 18 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

          7. TERM OF OPTION. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement.
No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted, provided that no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

          8.   EXERCISE PRICE AND CONSIDERATION.

               (a)  EXERCISE PRICE.  Except as provided in subsections (b) and
(c) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: (i) in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted; or (ii) in the case of Nonstatutory Stock Options, 85% of such fair market value. Fair market value of the Common Stock shall be determined by the Committee, using such criteria as it deems relevant; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange Act) or on the NASDAQ National Market System (or any successor national market system), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in THE WALL STREET JOURNAL.

               (b) TEN PERCENT SHAREHOLDERS. No option that is exempt pursuant to Section 25102(o) of the California General Corporation Law or an Incentive Stock Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110 percent (110%) of the fair market value of such Shares on the grant date determined by the Committee in the manner set forth in subsection (a) above.

               (c) SECTION 162(m) LIMITATIONS. After the Section 162(m) Effective Date, the Option Price of any Option granted to a Covered Employee shall be at least equal to the fair market value of the Shares as of the date of grant as determined in the manner set forth in subsection (a) above.

               (d) CONSIDERATION. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets

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of the Company.

          9.   EXERCISE OF OPTION.

               (a) VESTING PERIOD. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

               (b) EXERCISE PROCEDURES. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. After the Registration Date, in lieu of delivery of a cash payment for the purchase price of the Shares with respect to which the Option is exercised, the Optionee may deliver to the Company a sell order to a broker for the Shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price for the Shares being purchased on or before the settlement date for the sale of such shares to the broker.

     Pursuant to the terms of the Option Agreement, the Committee may require that any Option may be exercised only upon the execution of a Restricted Stock Transfer Agreement which gives the Company a right of first refusal in the Option Shares at the per share price at which the Option Shares are proposed to be transferred. The right of first refusal shall terminate at such time as the Company closes a firm commitment public offering pursuant to the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock for the account of the Company. The Restricted Stock Transfer Agreement shall contain such provisions as the Committee may approve in its sole discretion.

     An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 11 of the Plan. After the Registration Date, the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule 16b-3 promulgated under the Exchange Act.

               (c) DEATH OF OPTIONEE. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90)-day period immediately prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first.

               (d) DISABILITY OF OPTIONEE. In the event of the disability (as defined in Section 22(e)(3) of the Code during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90)-day period prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of such disability or termination, any Incentive Stock Option may be exercised at any time within one (1) year following the date of such disability and any Nonstatutory Stock Option may be exercised, at any time prior to the expiration of the Option period, but in each case only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, and in the case of an Incentive Stock Option subject to the condition that no option shall be exercised after the expiration of the Option period.

               (e) TERMINATION OF STATUS AS EMPLOYEE, NON-EMPLOYEE DIRECTOR OR CONSULTANT. If an Optionee shall cease to be an Employee or Non-Employee Director for any reason other than disability or death, or if an Optionee shall cease to be Consultant for any reason, the Optionee may, but only within ninety
(90) days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee or Non-Employee Director, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period. Upon such exercise and if so provided in the Restricted Stock Transfer Agreement, the Company may, but only within ninety (90) days (or such other period of time as is determined by the Committee) after the date of such exercise, repurchase from the Optionee the Optionee's Option Shares at the higher of the original purchase price for the Option Shares or fair market value (as determined by the Company's Board) of the Option Shares

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on the date of termination of employment.  The right to repurchase shall be exercisable for cash or cancellation of purchase money indebtedness.

               (f) EXERCISE OF OPTION WITH STOCK AFTER REGISTRATION DATE; NET EXERCISE. After the Registration Date, the Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee, in accordance with the provisions of Section 8(a) of the Plan. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

               (g) TAX WITHHOLDING. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

          Any withholding of Optioned Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the requirements of Section 16b-3(e).

          Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including without limitation any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee. Shares withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

          10. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

               Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. The Optionee shall be given not less than ten (10) days notice of such event and the opportunity to exercise each outstanding option before such event is effected.

               Upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted under the Plan shall either be assumed by the new entity or shall terminate in accordance with the provisions of the preceding paragraph.

          12. TIME OF GRANTING OPTIONS. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

          13. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. After the Section 162(m) Effective Date, the modification or addition of a material term of the Plan (as determined under Section 162(m) and any applicable Treasury Regulations promulgated thereunder) shall be approved by the shareholders in the manner provided in Section 19 of the Plan.

          14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the

Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          15. RESERVATION OF SHARES. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

          16. INFORMATION TO OPTIONEE. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its financial statements at least annually.

          17. OPTION AGREEMENT. Options granted under the Plan shall be evidenced by Option Agreements.

          18. INDEMNIFICATION OF BOARD (OR COMMITTEE, IF APPLICABLE). In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Board (or the Committee, if applicable) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as of which it shall be adjudged in such action, suit or proceeding that such Board (or Committee, if applicable) member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Board (or Committee, if applicable) member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

          19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted.

Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of such options shall not be counted in determining whether such approval is obtained. Any amendments to the Plan which require shareholder approval shall be by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.

                                 FOOD EXTRUSION, INC.

                           INCENTIVE STOCK OPTION AGREEMENT


          Food Extrusion, Inc., a Nevada corporation (the "Company"), hereby grants to __________________ (the "Optionee"), an option (the "Option") to purchase a total of _____________ _____________ (_______) shares of Common Stock (the "Shares") of the Company, at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Company's 1997 Stock Option Plan (the "Plan"), which is incorporated herein by this reference.

          1. NATURE OF THE OPTION. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   OPTION PRICE.  The Option Price is $____________ for each Share.

          3. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

               (a)  VESTING AND RIGHT TO EXERCISE.

                    (i) The Option shall vest and become exercisable with respect to _________________ of the Shares subject to the Option at the end of each of the first __________ (_____) years from ________________. Subject to the provisions of subparagraphs (ii) and (iii) below, the Optionee can exercise any portion of the Option which has vested until the expiration of the Option term.

                    (ii) In the event of the Optionee's death, disability or other termination of employment, the exercisability of the Option shall be governed by Sections 9(c), (d) and (e) of the Plan.

                    (iii) The Option may not be exercised for fractional shares or for less than _____ (____) Shares.

               (b) METHOD OF EXERCISE. In order to exercise any portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise the Option, the number of shares in respect of which the Option is being exercised. The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee.

               (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable Federal or state securities law or other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of this Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

          4. NON-TRANSFERABILITY OF OPTION. This Option may be exercised during the lifetime of the Optionee only by the Optionee and, subject to the provisions of Section 9(c) of the Plan, may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

          5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               (a)  cash;

               (b)  certified or bank cashier's check; or

               (c) in the event there exists a public market for the Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

                    (i) Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities


                                          2.

Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System (or any successor national market system), the closing price of Common Stock of the Company on such exchange as reported in THE WALL STREET JOURNAL, for the day on which the notice of exercise is sent or delivered ("Fair Market Value");

                    (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                    (iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

                    (iv) In lieu of paying the exercise price by means of transferring a certificate as discussed above, the Optionee may elect to receive shares equal to the value of this Option (or any portion thereof remaining unexercised) by surrender of this Option at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Optionee a number of shares of the Company's Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

Where X = the number of shares of Common Stock to be issued to the Optionee;

      Y = the number of shares of Common Stock purchasable under this Option (at the date of such calculation);

      A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation);

      B = Option Price (as adjusted to the date of such calculation).

                    (v) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

                    (vi) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state,


                                          3.

or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

                    (vii) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with Shares of the Company's Common Stock owned by the Optionee as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

          6.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR
MERGER. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 11 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

          7. TERM OF OPTION. This Option may not be exercised more than ten years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

          8. NOT EMPLOYMENT CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

          9. INCOME TAX WITHHOLDING. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. The Optionee agrees to notify the Company immediately in the event of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of the shares acquired upon exercise of an incentive stock option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding


                                          4.

taxes due in connection with the exercise of this Option, or a disqualifying disposition of the shares acquired upon exercise of an incentive stock option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

DATE OF GRANT:  ____________, 19___


                                             ____________________________

                                             By:  _______________________

                                             Title: _____________________


          The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Dated:  ____________, 19___


                                             _____________________________



                                  CONSENT OF SPOUSE


          I, ____________________, spouse of the Optionee who executed the foregoing Agreement, hereby agree that my spouse's interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Dated:  ____________, 19___


                                             ______________________________



                                          5.

                                FOOD EXTRUSION, INC.

                        NONSTATUTORY STOCK OPTION AGREEMENT


          Food Extrusion, Inc., a Nevada corporation (the "Company"), hereby grants to __________________ (the "Optionee"), an option (the "Option") to purchase a total of ____________________ (_______) shares of Common Stock of the Company (the "Shares"), at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Company's 1997 Stock Option Plan (the "Plan"), which is incorporated herein by reference.

          1. NATURE OF THE OPTION. The Option is intended to be a nonstatutory option and not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   OPTION PRICE.  The Option Price is $___________ for each Share.

          3. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

               (a)  VESTING AND RIGHT TO EXERCISE.

                    (i) The Option shall vest and become exercisable with respect to _______________ of the Shares subject to the Option at the end of each of the first _________ (____) years from __________________. Subject to the provisions of subparagraphs (ii) and (iii) below, the Optionee can exercise any portion of the Option which has vested until the expiration of the Option term.

                    (ii) In the event of the Optionee's death, disability or other termination of employment, the exercisability of the Option shall be governed by Sections 9(c), (d) and (e) of the Plan.

                    (iii) The Option may not be exercised for fractional shares or for less than __________ (__) Shares.

               (b) METHOD OF EXERCISE. In order to exercise any portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise the Option, the number of shares in respect of which the Option is being exercised. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

               (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accord-ingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

          4. NON-TRANSFERABILITY OF OPTION. This Option may be exercised during the lifetime of the Optionee only by the Optionee and, subject to the provisions of Section 9(c) of the Plan, may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

          5.   METHOD OF PAYMENT.    Payment of the exercise price shall be by
any of the following, or a combination thereof, at the election of the Optionee:

               (a)  cash;

               (b)  certified or bank cashier's check; or

               (c) in the event there exists a public market for the Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

                    (i) Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System (or any successor national market system), the closing price of Common Stock of the Company on such exchange as reported in The Wall Street Journal, for the day on which the notice of exercise is sent or delivered;

                    (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                    (iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

                    (iv) In lieu of paying the exercise price by means of transferring in a certificate as discussed above, the Optionee may elect to receive shares equal to the value, the Optionee may elect to receive shares equal to the value of this Option (or any portion thereof remaining unexercised) by surrender of this Option at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Optionee a number of shares of the Company's Common Stock computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                         A

Where X= the number of shares of Common Stock to be issued to the Optionee;

     Y = the number of shares of Common Stock purchasable under this Option (at the date of such calculation);

     A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation);

     B= Option Price (as adjusted to the date of such calculation).

                    (v) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

                    (vi) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

                    (vii) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of the Company's Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

          6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 11 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

          7.   TERM OF OPTION.  This Option may not be exercised more than ten
(10) years and one (1) day from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

          8. NOT EMPLOYMENT CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

          9. INCOME TAX WITHHOLDING. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

DATE OF GRANT:  _______________, 19___


                                                  FOOD EXTRUSION, INC.

                                             By: _______________________________

                                             Title: ____________________________

                    The Optionee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Dated:  ________________, 19____



                                             ___________________________________


               CONSENT OF SPOUSE

             I, ___________________________, spouse of the Optionee who executed the foregoing Agreement, hereby agree that my spouse's interest in the shares of Common Stock subject to said Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Dated:  _________________, 19____



                                           ___________________________________



                                          6